UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007

SBD International Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32528	20-4357915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6464 N W 5th Court, Ft. Lauderdale, Florida 33039
(Address of principal executive offices) (Zip Code)

(954) 489-2961 fax 954 489 -2962
(Registrant’s telephone number, including area code)

Former Address
(2534 N Miami Ave, Miami Fl 33127 (305-573-9339)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01 Other Events

SBD International Inc. (“SBDN”) announced Management expects to have its annual and all quarterly reports filed by the end of the third quarter of 2007

The annual reports have been delayed because of a change of external auditors previously announced as well as the retaining of a new in house accounting firm to prepare its statements

The lack of timeliness of the annual reports had resulted in the company being relegated to the pink sheets and has placed the company in technical default of with its largest senior secured debt holder However it is expected that the default will be cured when the reports are filed and brought current.

The annual reports will indicate operating income of 463,000 for the fiscal year 2006, indicate a total of approximately 275,000,000 shares issued and outstanding with free trading float of approximately 28,000,000 shares

. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 20 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2007

SBD INTERNATIONAL INC.

By: /s/ C. Michael Nurse
Name: C. Michael Nurse Title: Chief Executive Officer